UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 31, 2004

FOSSIL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19548	75-2018505
(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-2525
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                  Entry into a Material Definitive Agreement

Fossil, Inc. (the “Company”) and Harold S. Brooks entered into an Employment Agreement on October 31, 2004 that provides for Mr. Brooks employment as President of the Company’s Watch Division. Mr. Brooks will receive an annual salary of $390,000 and a signing bonus of $125,000.  The Company granted Mr. Brooks an option to purchase 60,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant.  The option will annually vest in five equal installments over a five year term.  The Company also issued Mr. Brooks a restricted stock award of 30,000 shares of Company common stock, which will annually vest in five equal installments over a five year period.  Mr. Brooks additionally participated in the Company’s relocation policy, which in addition to providing for moving and relocation expenses, provides for a one time payment to Mr. Brooks of $50,000 (which may be increased to account for taxes, but in no event to exceed $70,000) to pay for relocation expense reimbursement to Mr. Brook’s previous employer.  The Company has also agreed to reimburse Mr. Brooks’ for health insurance expenses until he is able to participate in the Company’s benefit plan.

The term of the Employment Agreement is for two years, provided that the Company may terminate Mr. Brooks’ employment with or without cause.  Mr. Brooks may also terminate the agreement voluntarily or with good reason.  If Mr. Brooks’ employment is terminated by the company without cause, by Mr. Brooks for good reason or by Mr. Brooks because the Company has materially failed to comply with the terms and conditions of the Employment Agreement, Mr. Brooks is entitled to receive (i) unpaid salary amounts and the cash equivalent of any accrued but unused vacation through the date of termination, (ii) the balance of his salary for the remaining term of the Employment Agreement and (iii) the options and restricted stock award described above shall vest to the extent such ownership is vested on the date of termination or 20%, whichever amount is greater.  If Mr. Brooks voluntarily terminates his employment or it is terminated by the Company for cause, Mr. Brooks is entitled to receive unpaid salary amounts and the cash equivalent of any accrued but unused vacation through the date of termination and his options and restricted stock award shall cease to vest.

Mr. Brooks has agreed not to compete with the Company for a period of two years after any termination of his employment.

Section 5 – Corporate Governance and Management

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Harold S. Brooks was appointed President of the Company’s Watch Division on October 31, 2004.   Mr. Brooks is 53 years old and served as President and Chief Executive Officer of Koret, a division of Kellwood, from December 2003 until his employment with the Company.  While at Koret, Mr. Brooks was responsible for the second largest women’s apparel division in Kellwood and the merchandising and design for five manufacturing divisions.  From 2000 to 2003, Mr. Brooks held the position of Director of International Expansion, Planning and Allocation at Build-A-Bear Workshop, where he developed the company’s expansion initiatives and was a director of planning and distribution.   Prior to his employment with Build-A-Bear, Mr. Brooks served as President and Chief Executive Officer of Famous-Barr, a division of May Department Stores, where he oversaw a 43 store department store chain located in seven states with over 7,000 employees.

Mr. Brooks and the Company have entered into a two year Employment Agreement as described in Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

10.1	Press Release, dated November 1, 2004, announcing the appointment of Mr. Brooks as President of the Company’s Watch Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2004	FOSSIL, INC.

	By:	/s/Kosta Kartsotis
	Name:	Kosta Kartsotis
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Press Release, dated November 1, 2004, announcing the appointment of Mr. Brooks as President of the Company’s Watch Division.